LETTER OF TRANSMITTAL
           To accompany Common Stock Purchase Warrant Certificates of
                              TERA COMPUTER COMPANY

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                 WARRANTS SURRENDERED FOR EXERCISE OR REDEMPTION
              (Please fill in. Attach separate schedule if needed)
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    Name(s) and Address of Registered Holder(s)                   Certificate          Total           Number of        Number of
                                                                     No.(s)          Number of         Warrants          Warrants
                                                                                      Warrants         Exercised         Redeemed
--------------------------------------------------------------  ---------------- ----------------- -----------------   ------------
--------------------------------------------------------------  ---------------- ----------------- -----------------   ------------
--------------------------------------------------------------  ---------------- ----------------- -----------------   ------------
--------------------------------------------------------------  ---------------- ----------------- -----------------   ------------

For each Warrant that you exercise, you must include payment of the exercise price of $5.00 per Warrant, and you will receive 1.25 shares of the Company's Common Stock. Payment must be by certified check or bank draft payable to "ChaseMellon Shareholder Services, L.L.C." See Instruction 2. For each Warrant redeemed, you will receive payment of $.05. Mail or deliver this completed Letter of Transmittal or a copy, together with your Warrant certificate(s) and, if you are exercising any Warrants, payment of the exercise price of $5.00 per Warrant to be exercised, to:

                    ChaseMellon Shareholder Services, L.L.C.


BY MAIL:                           BY HAND:                          BY OVERNIGHT DELIVERY:

Post Office Box 3300               120 Broadway, 13th Floor          85 Challenger Road  Mail Drop-Reorg
South Hackensack, NJ  07606        New York, NY, 10271               Ridgefield Park, NJ  07660
Attn: Reorganization Dept.         Attn: Reorganization Dept.        Attn:  Reorganization Dept.

                      TELEPHONE ASSISTANCE: 1-800-777-3674

For an exercise of Warrants to be effective, this Letter of Transmittal, the Warrant Certificate and payment must be received by ChaseMellon Shareholder Services at 5:00 p.m. Eastern Daylight Time on June 24, 1997, unless such date is extended by the Company. See Instruction 2. Method of delivery of the documents is at your option and risk. See Instruction 12. If your Certificate(s) has been lost, stolen, misplaced or mutilated, contact the Warrant Agent at 1-800-777-3674. See Instruction 9.

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) described above for exercise and/or redemption. Please issue the certificates for Common Stock and/or check for the redemption price in the name of the registered holder shown above to the above address unless instructions are given in the boxes below.


|--------------------------------------|---------------------------------------|
|SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS |     SPECIAL DELIVERY INSTRUCTIONS     |
|--------------------------------------|---------------------------------------|
|Complete ONLY if the new certificate | Complete ONLY if the new certificate | |and/or check is to be issued in a name| and/or is to be mailed to an address |
|that differs from the name on the     | other than the above.  Mail to:       |
|Warrant certificate(s).  Issue to:    |                                       |
|                                      |                                       |
|Name:                                 | Name:                                 |
|     -------------------------------- |      ---------------------------------|
|                                      |                                       |
|Address:                              | Address:                              |
|        ----------------------------- |         ------------------------------|
|                                      |                                       |
|--------------------------------------|         ------------------------------|
|(Please also complete Substitute Form |                                       |
| W-9 on the reverse AND see instruc-  |                                       |
| tions regarding signature guarantee. |                                       |
|(See Instructions 7, 8 ,9 and 10)     |                                       |
|--------------------------------------|---------------------------------------|


The undersigned represents that the exercise of the Warrant was either solicited or unsolicited by a member of the National Association of Securities Dealers, Inc. ("NASD"). If not solicited by an NASD member, please write "unsolicited" below. If solicited, please write the name of the soliciting NASD member below. Unless otherwise indicated, it will be assumed that the exercise was unsolicited by an NASD member:

                                        ----------------------------------------
                                        (Name of NASD Member)


|--------------------------------------|---------------------------------------|
|   YOU MUST SIGN IN THE BOX BELOW.    | Also sign and give your tax ID number |
|                                      | in the Substitute Form W-9.           |
|--------------------------------------|---------------------------------------|
|        SIGNATURE(S) REQUIRED         |   SIGNATURE(S) GUARANTEE (IF NEEDED)  |
| Signature(s) of Registered Holder(s) |           See Instruction 3.          |
|              or Agent                |                                       |
|--------------------------------------|---------------------------------------|
|Must be signed by the registered | Unless the Warrant(s) are exercised or| |holder(s) EXACTLY as name(s) appear(s)| tendered for redemption by the reg- |
|on Warrant certificate(s).  If        | istered holder(s) of the Warrant(s),  |
|signature is by a trustee, executor,  | or for the account of a member of a   |
|administrator, guardian, attorney-in- | "Signature Guarantee Program"         |
|fact, officer for a corporation acting| ("STAMP"), Stock Exchange Medallion | |in a fiduciary or representative | Program ("SEMP") or New York Stock | |capacity, or other person, please give| Exchange Medallion Signature Program | |title. See Instructions 7, 8 and 9. | ("MSP") (an "Eligible Institution"), |
|                                      | the above signature(s) must be        |
|                                      | guaranteed by an Eligible Institution.|
|                                      | See Instructions 6 and 7.             |
|                                      |                                       |
|                                      |                                       |
|------------------------------------- |---------------------------------------|
|Registered Holder                     |Authorized Signature                   |
|                                      |                                       |
|------------------------------------- |---------------------------------------|
|Registered Holder                     |Name of Firm                           |
|                                      |                                       |
|------------------------------------- |---------------------------------------|
|Title, if any                         |Address of Firm - Please Print         |
|                                      |                                       |
|Date:             Phone No.:          |                                       |
|     -------------          --------- |                                       |
|--------------------------------------|---------------------------------------|

   PLEASE READ THESE INSTRUCTIONS BEFORE COMPLETING THE LETTER OF TRANSMITTAL

1. General. If you wish to exercise some or all of your Warrants, you must complete and sign the Letter of Transmittal and return the Warrant certificate(s) and the Letter of Transmittal with full payment of the exercise price of $5.00 per Warrant to the Warrant Agent at the appropriate address on the Letter of Transmittal. If you properly exercise your Warrants, for each Warrant you surrender, the Warrant Agent will issue to you certificates representing 1.25 shares of Common Stock.

2. Completion and Delivery of Letter of Transmittal. Please fill out all blanks on the enclosed Letter of Transmittal, indicating the number of Warrants you wish to exercise and the number you wish to have redeemed, and calculate the amount of the payment for your exercise by multiplying the number of Warrants exercised by $5.00. Date, sign, obtain a signature guarantee (if necessary, see Instruction 6), and give the other information requested on the Letter of Transmittal. If Warrants are registered in the name of more than one holder, all holders must sign. Send the Warrant certificate and the Letter of Transmittal to the Warrant Agent with payment of the total exercise price in cash or by certified check or bank draft made payable to the Warrant Agent. The Warrant Agent must receive all Warrants to be exercised, including completed Letter of Transmittals and payment of the exercise price, before the Warrants expire at 5:00 p.m. Eastern Daylight Time on June 24, 1997 (the "Expiration Date"), unless the Company extends the Expiration Date in its discretion.

3. Exercises On or Before June 24, 1997; Revocation of Exercise. The Company is unable to issue certificates for shares of Common Stock into which the Warrants are exercisable until after the Expiration Date. If you exercise your Warrants before the Expiration Date, you may revoke your exercise by giving written notice to the Warrant Agent before the Expiration Date. You may send written notice of revocation in any manner that you choose, but it will not be effective until the Warrant Agent actually receives it. If you choose to mail a notice of revocation, we suggest that you send it by registered mail with return receipt requested.

4. Fractional Warrants and Shares. You may not exercise fractional Warrants, and Warrants may be exercised only to purchase full shares of Common Stock. If your exercise would result in the issuance of a fractional share of Common Stock, the Company will pay to you, in lieu of the issuance of any fractional share otherwise issuable, an amount of cash equal to such fraction multiplied by the current market value of the Common Stock of the Company, determined by the average of the high bid and low asked prices as furnished by Nasdaq on the last business day before the date you exercise your Warrants.

5. Redemption of Warrants. If you do not exercise your Warrants before the Expiration Date, the Company will redeem them one business day after the Expiration Date, or June 25, 1997 (unless extended by the Company) at a redemption price of $.05 per Warrant. On the Expiration Date, the Company will irrevocably deposit with the Warrant Agent sufficient funds to pay the redemption price for all Warrants called for redemption and not previously exercised. If your Warrants are redeemed, the Warrant Agent will send you the redemption price when you send the Warrant Agent your Warrant certificates. You may send them with the enclosed Letter of Transmittal. If you do not send your Warrant certificates within six months after the Expiration Date, you must thereafter send them to the Company, and the Company will pay you the redemption price.

6. Share Certificate Issued in the Same Name. If the certificate for shares of Common Stock issuable on the exercise of your Warrants and/or check for redemption price is to be issued in the same name that is on your Warrant certificate, you should complete the Letter of Transmittal and sign it exactly as the name is on the Warrant certificate. You do not need a signature guarantee if you are the registered owner of the Warrants and you have not completed the section called "Special Issuance Instructions." If you own Warrants jointly with other holders, all such owners must sign the Letter of Transmittal exactly as their names are written on the face of the certificate. If Warrants are registered in different names on several certificates, you must complete, sign and submit a Letter of Transmittal for each different registration. Letters of Transmittal signed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

7. Share Certificate or Redemption Payment Issued in Different Name. If you complete the "Special Issuance/Payment Instructions," your signature on the Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution"). If you are signing with respect to Warrants registered in someone else's name, or if shares of Common Stock are to be issued on exercise to a person other than the registered owner, the Warrants must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the names of the registered owner appears on the certificate or stock power, with the signature on the certificate or stock power guaranteed by an Eligible Institution.

8. Special Issuance and Delivery Instructions. Give the name and address in which the certificate for Common Stock and/or check for the redemption price is to be sent if different from the name and/or address of the person signing the Letter of Transmittal. You must give the social security number or employer identification number of the record owner of the Common Stock or payee. If Special Issuance Instructions have been completed, the shareholder named in them will be considered the record owner for this purpose.

9. Lost or Mutilated Warrants. If your Warrants are mutilated, lost, stolen, or destroyed, notify the Warrant Agent immediately at 1-800-777-3674. You will be sent a form of affidavit to certify that the Warrants have been mutilated, lost, stolen, or destroyed, and have not been transferred.

10. Substitute Form W-9. Under the federal income tax laws, if you are non-exempt, you must give the Warrant Agent your correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 enclosed. If you do not give the information on the form, you may be subject to 31% federal income tax withholding on the payment of any cash (either for the redemption price or in lieu of fractional shares on exercise of Warrants). You must check the box in Part III if a TIN has not been issued and you have applied for a number. Please review the enclosed Guidelines for Certification of Taxpayer's Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Warrant Agent.

11. Withdrawal of Offer. This offer is made at the Company's option. The Company may withdraw it at any time before the Expiration Date. If the Company withdraws the offer, the Warrants will again be exercisable at the price and for the number of shares of Common Stock for which they were exercisable before the offer, and the Warrant Agent will return any exercise prices paid before the offer was withdrawn. Before this adjustment, each Warrant granted you the right to purchase approximately
     1.2565 shares of Common Stock, at a price of $5.73 per share, through March 24, 1998, and approximately 1.3064 shares of Common Stock, at a price of $6.43 per share, thereafter through September 24, 2000, subject to adjustments in certain circumstances.

12. Method of Delivery. You must send your Warrant certificate(s) and the Letter of Transmittal to the Warrant Agent. Do not send them to the Company. The method of delivery to the Warrant Agent at one of the addresses on the front of the Letter of Transmittal is at your option and risk. Delivery will be effective only when the Warrant Agent receives it. If the certificate(s) are sent by mail, we suggest that you use registered mail with return receipt requested and properly insured.

13. Request for Assistance or Additional Copies. Questions and requests for assistance or additional copies of these Instructions, the Notice dated May 23, 1997, the Prospectus, dated December 19, 1997, the Supplement dated May 23, 1997, and the Company's reports to the Securities and Exchange Commission may be sent to the Warrant Agent at the addresses set forth on the Letter of Transmittal or to the Company at: 2815 Eastlake Avenue E., Seattle, WA 98102-3027, Telephone: (206) 325-0800, Facsimile: (206)
     325-2433.

                 PAYER: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

|-------------------------------|-------------------------------|---------------------------------|
| SUBSTITUTE Form W-9           | Part I - PLEASE PROVIDE YOUR  | Social Security No. or Employer |
|                               | TIN IN THE SPACE AT THE RIGHT | Identification No.              |
| Department of the Treasury    | AND CERTIFY BY SIGNING AND    |                                 |
| Internal Revenue Service      | DATING BELOW                  | _______________________________ |
|                               |-------------------------------|---------------|-----------------|
| Payer's Request for Taxpayer  | Part II - For Payees exempt from backup       | Part III        |
|   Identification Number (TIN) | withholding, see the enclosed Guidelines For  | Awaiting TIN:   |
|                               | Certification of Taxpayers Identification     | "               |
|                               | Number on Substitute Form W-9 and complete    |                 |
                                | as instructed therein.                        |                 |
|-------------------------------------------- ----------------------------------------------------|
|  Certification - Under penalties of perjury, I certify that: (1) The Number shown on this form  |
|  is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to     |
|  me), and (2) I am not subject to backup withholding either because I have not been notified    |
|  by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of   |
|  a failure to report all interest or dividends, or the IRS has notified me that I am no longer  |
|  subject to backup withholding. Certification Instructions - You must cross out item (2) above  |
|  if you have been notified by the IRS that you are subject to backup withholding because of     |
|  underreporting interest or dividends on your tax return. However, if after being notified by   |
|  the IRS that you were subject to backup withholding, you received another notification from    |
|  the IRS that you were no longer subject to backup withholding, do not cross out item (2).      |
|  Also see instructions in the enclosed Guidelines.                                              |
|--------------------|----------------------------------------------------------------------------|
|  PLEASE SIGN HERE  |  Signature _______________________________________________________________ |
|                    |       Date _________________                                               |
|-------------------------------------------------------------------------------------------------|

GUIDELINES AND SPECIFIC INSTRUCTIONS

     Name. If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card and your new last name.

     If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

     Sole Proprietor. You must enter your individual name as shown on your social security card. You may enter your business, trade, or "doing business as" name on the business name line.

     Other Entities. Enter the business name as shown on required Federal Tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or "doing business as" name on the business name line.

Part I - Taxpayer Identification Number (TIN)

     You must enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (TIN). Enter it in the social security number box. If you do not have an ITIN, see How to Get a TIN below.

     If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, using your EIN may result in unnecessary notices to the requester.

     Note: See the chart on this page for further clarification of name and TIN combinations.

How to Get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5 from your local Social Security Administration office. Get Form W-7 to apply for an ITIN or Form SS-4 to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX- FORM (1-800-829-3676).

     If you do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester. Other payments are subject to backup withholding.

     Note: Writing "Applied For" means that you have already applied for a TIN OR that you intend to apply for one soon.

Part II - For Payees Exempt From Backup Withholding

     Individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For more information on exempt payees, see the separate instructions for the Requestor or Form W-9.

     If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in
Part I, write "Exempt" in Part II, and sign and date the form.

     If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.

Part III - Certification

     For a joint account, only the person whose TIN is shown in Part I should sign (when required). You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

Privacy Act Notice

     Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws.

     You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

What Name and Number to Give the Requester


For this type of account:                 Give name and SSN of:

1.   Individual                           The individual

2.   Two or more individuals (joint       The actual owner of the account or,
     account)                             if combined funds, the first
                                          individual on the account./1

3.   Custodian account of a minor         The minor/2
     (Uniform Gift to Minors Act)

4.   a.  The usual revocable savings      The grantor-trustee/1
         trust (grantor is also
         trustee)

     b.  So-called trust account that     The actual owner/1
         is not a legal or valid trust
         under state law

5.   Sole proprietorship                  The owner/3

For this type of account:                 Give name and EIN of:

6.   Sole proprietorship                  The owner/2

7.   A valid trust, estate or             Legal entity/4
     pension trust

8.   Corporate                            The corporation

9.   Association, club, religious,        The organization
     charitable, educational, or
     other tax-exempt organization

10.  Partnership                          The partnership

11.  A broker or registered nominee       The broker or nominee

12.  Account with the Department of       The public entity
     Agriculture in the name of a
     public entity (such as a state
     or local government, school
     district, or prison) that
     receives agricultural program
     payments

/1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

/2   Circle the minor's name and furnish the minor's SSN.

/3 You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).

/4 List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title).

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.